Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 1, 2004 relating to the financial statements and financial statement schedule, which appears in Vail Resorts, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                       /s/ PricewaterhouseCoopers LLP

Denver, Colorado
October 12, 2004